4: SCHEDULE 14C INFORMATION

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

CAN/AM AUTOSALES, INC.

(Name of registrant as Specified in its Charter)

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CAN/AM AUTOSALES, INC.

1577 W. 4th Ave., Vancouver, B.C.

Canada V6J 1L6

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT JULY 22, 2004

This Information Statement, which is being provided to shareholders on or about August 13, 2004, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Can/Am Autosales, Inc. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Companys common stock have acted by written consent to approve the following actions:

  Approval of Amendment to Articles of Incorporation increasing the authorized shares of the Companys common stock from 100,000,000, par value .001 shares to 1,000,000,000, par value .001 shares.

Only shareholders of record at the close of business on August 17, 2004 are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

Phil Groumoutis

President and CFO

CAN/AM AUTOSALES, INC.

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders of Can/Am Autosales, Inc., a Nevada corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Companys issued and outstanding shares, in lieu of a special meeting, to approve an Amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares of its common stock to 1,000,000,000 par value ..001 shares, approved by the Board of Directors on August 12, 2004.

Record Date and Voting Securities

Only shareholders of record at the close of business on August 17 2004 are entitled to notice of the action taken, as described herein. On August 12, 2004, the Company had outstanding 18,262,500 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On July 22, 2004, the holders of a majority of the Company's voting power approved the Amendment to the Articles of Incorporation.

This Information Statement was first provided to the Company's shareholders on or about August 13, 2004.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has approved an increase of the authorized shares of the Company from 100,000,000 to 1,000,000,000. The Board approved an amendment to the Articles of Incorporation effectuating this change.

No Dissenters' Rights: Pursuant to the Nevada Revised Statues, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of August 12, 2004, regarding the Company's Common Stock owned of record or beneficially by (i) each person known to the Company who owns beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors; and (iii) all officers and directors as a group.

Name of Beneficial Owner	Nature of Affiliation	Shares of Common Stock Beneficially Owned (1)	Percentage of Shares of Common Stock Beneficially owned
Triantafyllos Groumoutis	President, CFO, Director	1,500,000	8.2%
George Giannopoulos	Director	1,500,000	8.2%
Nick Beretanos	Director	1,500,000	8.2%
John Mantas	Shareholder	1,500,000	8.2%
Directors and Officers as a Group (3)		180,000	24.6%

(1) Based on 18,262,500 shares issued and outstanding of the Companys common stock as of August 12 2004.

COMPENSATION OF DIRECTORS AND EXUCUTIVE OFFICERS

Can/Am's Executive officers do not currently receive any compensation from Can/Am for their services as corporate officers. Can/Am's directors have not and currently do not receive any compensation from Can/Am for their service as corporate directors.

Individual	Capacity in which served	Compensation
		Fiscal Year	Salary	Bonus	Other
Triantafyllos Groumoutis	President, CFO, Director	2002 2003	None None	None None	None None
George Giannopoulos	Director, Secretary/Treasurer	2002 2003	None None	None None	None None
Nick Beretanos	Director	2002 2003	None None	None None	None None
John Mantas*	Director	2002 2003	None None	None None	None None

*John Mantas resigned as a Director on June 18, 2004.

By the Order of the Board of Director's

CAN/AM AUTOSALES, INC.

Date: ____________________ By: ____________________________________________

Triantfayllos Groumoutis, President, CFO, Director